Exhibit 99.1

Zymeworks’ Board of Directors Unanimously Rejects Unsolicited, Non-Binding Proposal

•	Opportunistic proposal from activist shareholder substantially undervalues Zymeworks and is not in the best interests of shareholders

•	Shareholders are right to question the motive behind an activist proposal that was concurrently released to the media and sent to the company without any previous engagement on the subject

•	Management reiterates focus on execution of plan to lead the next wave of novel antibody drug conjugates and multispecific antibody therapeutics for oncology

•	Company remains focused on the development of its two clinical stage assets, zanidatamab and ZW49, with multiple expected data catalysts over the course of 2022 and 2023

Vancouver, Canada and Seattle, Washington (May 20, 2022) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing next-generation multifunctional biotherapeutics, today announced that its Board of Directors, after thorough consultation with its financial and legal advisors, unanimously determined that the unsolicited, opportunistic, non-binding proposal from an activist shareholder, All Blue Falcons FZE (“All Blue”), and its affiliates to purchase Zymeworks for $10.50 per share substantially undervalues Zymeworks and is not in the best interest of the Company and its shareholders.

Following a comprehensive review of the unsolicited, opportunistic, non-binding proposal, including independent analyses completed by external financial advisors engaged by Zymeworks, the Board of Directors has determined that the proposal significantly undervalues its prospects related to the Company’s long-term business strategy and potential commercial opportunities. In addition, the non-binding proposal lacks credibility by offering no information regarding potential sources of funding or any details on their ability to consummate such a transaction. As a result, the Board of Directors of Zymeworks has determined that it would not be appropriate to enter into discussions in response to the current proposal at a price of $10.50 per share.

“This non-binding, unsolicited activist proposal was timed opportunistically during a period of substantial market dislocation, and prior to several important near-term events for the Company expected in 2022. We are confident that the execution of our key strategic priorities has the potential to deliver greater value to our shareholders than the current inadequate and non-binding proposal,” said Kenneth Galbraith, Chair & CEO of Zymeworks.

While the Company is under no obligation to respond to All Blue’s proposal given its non-binding and informal nature, the Board feels that it is appropriate to provide this information to the market.

Lota Zoth, Zymeworks’ Lead Independent Director, commented, “We welcome constructive engagement with, and input from, all of our shareholders. The Board remains fully committed to doing whatever is in the best interests of the Company and all shareholders.”

Reflecting on Zymeworks’ current strategic priorities, Mr. Galbraith said, “Since being appointed as Chair and CEO in January, we have moved quickly to reset and focus on key priorities, including improving our financial position, the formation of new partnerships and collaborations, accelerating enrollment of our two ongoing pivotal trials for zanidatamab, reporting data catalysts for both zanidatamab and ZW49, and showcasing new product candidates developed from our novel platforms. As discussed in our recent Q1 earnings call, we continue to make excellent progress towards our key strategic priorities for 2022 and 2023 and are confident our plan will create significant long-term value for all shareholders.”

Zymeworks is on the Right Track to Create Meaningful Value for All Shareholders

The Company’s previously-announced key strategic priorities for 2022 and 2023 remain as follows:

•	Fully recruit the HERIZON-BTC-01 pivotal clinical study for zanidatamab by mid-2022, which was completed in April 2022. Top-line data from the trial is expected by early 2023;

•

Fully recruit the HERIZON-GEA-01 pivotal clinical study for zanidatamab by the end of 2023. Upcoming clinical data for zanidatamab in first-line HER2-positive gastroesophageal adenocarcinomas and first-line HER2-positive breast cancer will be presented at the ASCO Annual Meeting, being held from June 3-6, 2022;

•

Complete or close out other ongoing early-stage clinical studies for zanidatamab as data become available, and use these data to identify and support strategic decisions regarding future clinical development opportunities beyond the ongoing pivotal clinical studies;

•

Finalize a clear clinical development path for ZW49 based on additional clinical data expected in 2022 from the ongoing Phase 1 clinical trial, and present updated clinical data for ZW49 at a major medical meeting in the second half of 2022;

•

Select and advance at least two new antibody-drug conjugate or multispecific product candidates leveraging Zymeworks’ novel, therapeutic platforms (Azymetric™, ZymeLink™, EFECT™ and ProTECT™) to provide the ability to submit two Investigational New Drug (IND) applications before the end of 2024;

•	Execute on new partnerships and collaborations to support the development and commercialization of zanidatamab, ZW49 and Zymeworks’ early-stage R&D pipeline and technology platforms;

•	Continue to support and advance Zymeworks’ core technology platforms and collaborations; and

•

Improve Zymeworks’ financial position over 2022 and 2023 through a combination of alternatives, including forming additional partnerships and collaborations, monetizing existing assets and products, and securing additional financing.

Activist Background to the All Blue Proposal

In late January 2022, All Blue sent a number of letters to the Board voicing its displeasures on various matters. Specifically, on January 24, All Blue expressed its displeasure regarding a rejected financing proposal presented by All Blue. This was followed by another letter on January 27, where All Blue expressed concern regarding the Company’s public offering launched on January 26, which successfully closed on January 31, 2022, resulting in net proceeds to the Company of $107.5 million. In a subsequent email following a meeting with members of the Board, All Blue called for Zymeworks directors to “immediately resign without delay” and threatened to initiate “a very public fight.” On April 28, 2022, the Company received an unsolicited, non-binding proposal from All Blue, which revealed its 5.9% stake in Zymeworks. The Board and management are disappointed that All Blue chose to publicly attack the Company while efforts to reinvigorate the Company are well underway, including completing recruitment of the HERIZON-BTC-01 study ahead of guidance, optimizing its operating expense structure to extend financial runway, and completing a comprehensive realignment of its workforce ahead of previous guidance.

Zymeworks looks forward to its continued engagement with its shareholders as it focuses on leading the emerging wave of novel multifunctional biologics development in oncology.

Advisors

Goldman Sachs & Co. LLC and MTS Health Partners, LP are serving as financial advisors, Blake, Cassels & Graydon LLP and Wilson Sonsini Goodrich & Rosati are acting as legal counsel, and Kingsdale Advisors is acting as strategic shareholder and communications advisor to Zymeworks.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, zanidatamab, is a novel Azymetric™ HER2-targeted bispecific antibody currently being evaluated in multiple Phase 1, Phase 2, and pivotal clinical trials globally as a targeted treatment option for patients with solid tumors that express HER2. Zymeworks’ second clinical candidate, ZW49, is a novel bispecific HER2-targeted antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker and cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with global biopharmaceutical companies. For more information on our ongoing clinical trials visit www.zymeworksclinicaltrials.com. For additional information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include, but are not limited to, the potential therapeutic effects of zanidatamab and Zymeworks’ other product candidates; Zymeworks’ clinical development of its product candidates and the related clinical trials; the commercial potential of technology platforms and product candidates; Zymeworks’ preclinical pipeline; statements that relate to Zymeworks’ expectations regarding implementation of its strategic priorities and the potential for significant long-term value creation for shareholders; anticipated clinical data presentations; expected financial performance and future financial position; Zymeworks’ ability to execute new collaborations and partnerships; potential financing efforts; current and future partnerships and strategic collaborations; interactions with regulators, including anticipated future IND submissions; timing of milestones with respect to zanidatamab, ZW49 and other potential product candidates; guidance relating to anticipated timing of and results from ongoing and planned clinical trials and the reporting of related data; the ability to advance product candidates into later stages of development; and other information that is not historical information. When used herein, words such as “will”, “plan”, “may”, “believe”, “expect”, “continue”, “anticipate”, “potential”, “progress”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: the impact of the COVID-19 pandemic on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf, may be more severe and more prolonged than currently anticipated; clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions; inability to maintain or enter into new partnerships or strategic collaborations and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for its quarter ended March 31, 2022 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Investor Inquiries:

Jack Spinks

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Diana Papove

(604) 678-1388

media@zymeworks.com